Exhibit 23.1
Global Traffic Network, Inc.
880 Third Avenue
New York, New York
UNITED STATES OF AMERICA
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated September 15, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in Global Traffic Network, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Audit (NSW-VIC) Pty Ltd
BDO Audit (NSW-VIC) Pty Ltd
Sydney, NSW, Australia
April 6, 2011